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                                                                    EXHIBIT 23.5

                            NORSON TELECOM CONSULTING

                                                                January 27, 2004

BY FACSIMILE AND COURIER

Linktone Ltd.
15th Floor, Harbor Ring Plaza
18 Central Tibet Road
Shanghai 200001, China

         RE: CONSENT OF NORSON TELECOM CONSULTING

We understand that Linktone Ltd. plans to file a registration statement on Form F-1 ("Registration Statement") with the U.S. Securities and Exchange Commission. We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to the use therein under the headings "Prospectus Summary" and "Business" of our name and certain data sourced from the Norson Group's publications.

                                        NORSON TELECOM CONSULTING

                                        By: /s/ Craig Watts
                                            ------------------------------------
                                        Name: Craig Watts
                                        Title: Managing Director